Exhibit 99.1

Immediate Release
Contact: Patrick Nolan
248.754.0884

BorgWarner Reports Third Quarter 2024 Results
Increases Full-Year Adjusted Operating Margin and EPS Guidance
Completes $400 Million Share Repurchase Plan

Auburn Hills, Michigan, October 31, 2024 – BorgWarner Inc. (NYSE: BWA) today reported third quarter results.

Third Quarter and 2024 Guidance Update
•BorgWarner achieved an adjusted operating margin of 10.1% during the third quarter, which equated to a U.S. GAAP operating margin of 7.8%. The Company also generated net cash provided by operating activities of $356 million or $201 million in free cash flow, despite a 5.6% decline in the Company’s weighted light and commercial vehicle markets.
•The Company increased the midpoint of its full year adjusted operating margin guidance by 20 basis points and adjusted earnings per share guidance by approximately $0.18 or 4% per diluted share. This increase is being driven by strong third quarter operational performance, continued cost controls, a lower effective tax rate, and the Company’s third quarter share repurchases. The Company reduced its full year mid-point net sales guidance by $150 million primarily due to a lower market production outlook.
•BorgWarner completed the repurchase of $300 million of the Company’s outstanding shares during the third quarter. BorgWarner has now repurchased $400 million of its outstanding shares during 2024.

New Business Update
The Company secured multiple new business awards that are expected to support its future long-term profitable growth including:
•Two transfer case awards with a major North American OEM for their next generation full-size pickup trucks. This business is expected to launch in 2027 and 2028.
•Three high-voltage coolant heater awards with a Chinese electric vehicle OEM, a Korean OEM and a Japanese OEM. This business is expected to launch in 2025, 2025 and 2028, respectively.
•A General Motors turbocharger award for use on their Corvette ZR1 sports car platform. This is expected to be the largest passenger car twin turbochargers on the market.

Third Quarter Highlights (continuing operations basis):
•U.S. GAAP net sales of $3,449 million, a decrease of approximately 5% compared with third quarter 2023.
◦Excluding the impact of foreign currencies and the impact of net M&A, organic sales declined 5.1% compared with third quarter 2023.
•U.S. GAAP net earnings of $1.08 per diluted share.

◦Excluding $(0.01) of net gains per diluted share related to non-comparable items (detailed in the table below), adjusted net earnings were $1.09 per diluted share.
•U.S. GAAP operating income of $270 million, or 7.8% of net sales.
◦ Excluding $80 million of pretax expenses related to non-comparable items, adjusted operating income was $350 million, or 10.1% of net sales.
•Net cash provided by operating activities of $356 million.
◦ Free cash flow of $201 million.
Financial Results (continuing operations basis):
The Company believes the following table is useful in highlighting non-comparable items that impacted its U.S. GAAP net earnings per diluted share. The non-comparable items presented below are calculated after tax using the corresponding effective tax rate discrete to each item and the weighted average number of diluted shares for the periods presented. The Company defines adjusted earnings per diluted share as earnings per diluted share adjusted to eliminate the impact of restructuring expense, merger, acquisition and divestiture expense, other net expenses, discontinued operations, other gains and losses not reflective of the Company’s ongoing operations, and related tax effects.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Earnings per diluted share	$1.08	$0.37	$3.40	$2.06

Non-comparable items:
Restructuring expense	0.07	0.17	0.21	0.21
Accelerated depreciation	0.10	—	0.13	0.01
Commercial contract settlement	0.02	—	0.06	—
Adjustments associated with Spin-Off related balances	0.01	—	0.06	—
Loss (gain) on sale of businesses	0.03	—	0.02	(0.02)
Collective bargaining agreement ratification bonus	0.01	—	0.01	—
Gain on debt extinguishment	(0.01)	(0.09)	(0.01)	(0.09)
Merger and acquisition expense, net	(0.02)	0.01	—	0.07
Asset impairment and lease modification	—	—	—	0.03
Gain on sale of assets	—	(0.03)	—	(0.04)
Unrealized and realized (gain) loss on equity and debt securities	(0.01)	0.32	—	0.55
Corporate synergy from Spin-Off	—	—	—	0.03
Tax adjustments	(0.23)	0.18	(0.65)	—
Other non-comparable items	0.04	0.05	0.07	0.03

Adjusted earnings per diluted share	$1.09	$0.98	$3.30	$2.84

Net sales were $3,449 million for the third quarter 2024, a decrease of approximately 5% compared with the third quarter 2023, primarily due to declining market production volumes. Net earnings for the third quarter 2024 were $242 million, or $1.08 per diluted share, compared with net earnings of $87 million, or $0.37 per diluted share for the third quarter 2023. Adjusted net earnings per diluted share for the third quarter 2024 were $1.09, up from adjusted net earnings per diluted share of $0.98 for the third quarter 2023. Adjusted net earnings for the third quarter 2024 excluded net non-comparable items of $(0.01) per diluted share, while adjusted net earnings for the third quarter 2023 excluded net non-comparable items of $(0.61) per diluted share. These items are listed in the table above, which is provided by the Company for comparison with other results and the most directly comparable U.S. GAAP measures. The increase in adjusted net earnings per diluted share was primarily due to strong operational performance, continued cost controls, customer recoveries, a lower effective tax rate, and the Company’s share repurchases.

Full Year 2024 Guidance: The Company has updated full year sales, margin, and EPS guidance. Net sales for 2024 are expected to be in the range of $14.0 billion to $14.2 billion, compared to the Company’s prior guidance of $14.1 billion to $14.4 billion and 2023 sales of approximately $14.2 billion. The Company expects its weighted light and commercial vehicle markets to be in the range of down 3.5% to down 3% year-over-year in 2024, a decrease from the Company’s prior guidance of down 3% to down 2%. The Company’s sales guidance implies a year-over-year decrease in organic sales of approximately (1.5)% to flat, or estimated outgrowth above market production of approximately 200 to 300 basis points. The Company expects its 2024 eProduct sales to be approximately $2.4 billion, up from approximately $2.0 billion in 2023. Foreign currencies are expected to result in a year-over-year decrease in sales of approximately $20 million primarily due to strengthening of the Euro, offset by the weakening of the Korean Won and Chinese Renminbi against the U.S. dollar. The acquisitions of SSE and the Electric Hybrid Systems business segment of Eldor Corporation are expected to increase year-over-year sales by approximately $30 million.

Operating margin for the full year is expected to be in the range of 8.1% to 8.2%. Excluding the impact of non-comparable items, adjusted operating margin is expected to be in the range of 9.8% to 10.0%, up from the Company’s prior guidance of 9.6% to 9.8%. Net earnings are expected to be within a range of $4.17 to $4.28 per diluted share. Excluding the impact of non-comparable items, adjusted net earnings are expected to be in the range of $4.15 to $4.30 per diluted share, up from the Company’s prior guidance of $3.95 to $4.15 per diluted share. Full-year operating cash flow is expected to be in the range of $1,325 million to $1,375 million, while free cash flow is expected to be in the range of $475 million to $575 million.

At 9:30 a.m. ET today, a brief conference call concerning third quarter 2024 results and guidance will be webcast at: https://www.borgwarner.com/investors. Additionally, an earnings call presentation will be available at https://www.borgwarner.com/investors.

For more than 130 years, BorgWarner Inc. (NYSE: BWA) has been a transformative global product leader bringing successful mobility innovation to market. Today, we’re accelerating the world’s transition to eMobility -- to help build a cleaner, healthier, safer future for all.

# # #

Forward Looking Statements: This release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “designed,” “effect,” “estimates,” “evaluates,” “expects,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “project,” “pursue,” “seek,” “should ,” “target,” “when,” “will,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Further, all statements, other than statements of historical fact, contained or incorporated by reference in this release that we expect or anticipate will or may occur in the future regarding our financial position, business strategy and measures to implement that strategy, including changes to operations, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success and other such matters, are forward-looking statements. Accounting estimates, such as those described under the heading “Critical Accounting Policies and Estimates” in Item 7 of our most recently filed Annual Report on Form 10-K (“Form 10-K”), are inherently forward-looking. All forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. Forward-looking statements are not guarantees of performance, and the Company’s actual results may differ materially from those expressed, projected or implied in or by the forward-looking statements.

You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. These risks and uncertainties, among others, include: supply disruptions impacting us or our customers, commodity availability and pricing, and an inability to achieve expected levels of recoverability in commercial negotiations with customers concerning these costs; competitive challenges from existing and new competitors, including original equipment manufacturer (“OEM”) customers; the challenges associated with rapidly changing technologies, particularly as they relate to electric vehicles, and our ability to innovate in response; the difficulty in forecasting demand for electric vehicles and our electric vehicles revenue growth; potential disruptions in the global economy caused by wars or other geopolitical conflicts; the ability to identify targets and consummate acquisitions on acceptable terms; failure to realize the expected benefits of acquisitions on a timely basis; the possibility that our 2023 tax-free spin-off of our former Fuel Systems and Aftermarket segments into a separate publicly traded company will not achieve its intended benefits; the failure to promptly and effectively integrate acquired businesses; the potential for unknown or inestimable liabilities relating to the acquired businesses; our dependence on automotive and truck production, which is highly cyclical and subject to disruptions; our reliance on major OEM customers; impacts of any future strikes involving any of our OEM customers and any actions such OEM customers take in response; fluctuations in interest rates and foreign currency exchange rates; our dependence on information systems; the uncertainty of the global economic environment; the outcome of existing or any future legal proceedings, including litigation with respect to various claims, or governmental investigations, including related litigation; future changes in laws and regulations, including, by way of example, taxes and tariffs, in the countries in which we operate; impacts from any potential future acquisition or disposition transactions; and the other risks noted in reports that we file with the Securities and Exchange Commission, including Item 1A, “Risk Factors” in our most recently filed Form 10-K and/or Quarterly Report on Form 10-Q. We do not undertake any obligation to update or announce publicly any updates to or revisions to any of the forward-looking statements in this release to reflect any change in our expectations or any change in events, conditions, circumstances, or assumptions underlying the statements.

BorgWarner Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in millions, except per share amounts)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$3,449	$3,622	$10,647	$10,676
Cost of sales	2,813	2,970	8,682	8,767
Gross profit	636	652	1,965	1,909
Gross margin	18.4%	18.0%	18.5%	17.9%

Selling, general and administrative expenses	340	330	1,010	963
Restructuring expense	21	56	65	68
Other operating expense (income), net	5	(6)	28	(1)
Operating income	270	272	862	879

Equity in affiliates’ earnings, net of tax	(6)	(10)	(23)	(23)
Unrealized and realized (gain) loss on equity and debt securities	(2)	60	—	129
Interest expense (income), net	4	(19)	17	3
Other postretirement expense	4	3	10	8
Earnings from continuing operations before income taxes and noncontrolling interest	270	238	858	762

Provision for income taxes	13	133	44	230
Net earnings from continuing operations	257	105	814	532
Net loss from discontinued operations	(8)	(37)	(27)	(12)
Net earnings	249	68	787	520
Net earnings from continuing operations attributable to noncontrolling interest	15	18	44	49
Net earnings attributable to BorgWarner Inc.	$234	$50	$743	$471

Amounts attributable to BorgWarner Inc.:
Net earnings from continuing operations	$242	$87	$770	$483
Net loss from discontinued operations	(8)	(37)	(27)	(12)
Net earnings attributable to BorgWarner Inc.	$234	$50	$743	$471

Earnings per share from continuing operations — basic	$1.08	$0.37	$3.41	$2.07
Loss per share from discontinued operations — basic	(0.04)	(0.16)	(0.12)	(0.05)
Earnings per share attributable to BorgWarner Inc. — basic	$1.04	$0.21	$3.29	$2.02

Earnings per share from continuing operations — diluted	$1.08	$0.37	$3.40	$2.06
Loss per share from discontinued operations — diluted	(0.04)	(0.16)	(0.12)	(0.05)
Earnings per share attributable to BorgWarner Inc. — diluted	$1.04	$0.21	$3.28	$2.01

Weighted average shares outstanding:
Basic	223.1	233.4	225.7	233.2
Diluted	224.5	235.3	226.8	234.6

BorgWarner Inc.
Net Sales by Reportable Segment (Unaudited)*
(in millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Turbos & Thermal Technologies	$1,386	$1,474	$4,475	$4,570
Drivetrain & Morse Systems	1,365	1,449	4,226	4,146
PowerDrive Systems	512	571	1,412	1,624
Battery & Charging Systems	197	146	567	395
Inter-segment eliminations	(11)	(18)	(33)	(59)
Net sales	$3,449	$3,622	$10,647	$10,676

Segment Adjusted Operating Income (Loss) (Unaudited)*
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Turbos & Thermal Technologies	$202	$214	$654	$660
Drivetrain & Morse Systems	251	253	770	700
PowerDrive Systems	(19)	(20)	(130)	(74)
Battery & Charging Systems	(8)	(26)	(33)	(76)
Segment Adjusted Operating Income	426	421	1,261	1,210
Corporate, including stock-based compensation	76	72	196	194
Restructuring expense	21	56	65	68
Intangible asset amortization expense	17	17	51	51
Accelerated depreciation	27	1	35	4
Commercial contract settlement	—	—	15	—
Adjustments associated with Spin-Off related balances	3	—	14	—
Collective bargaining agreement ratification bonus	4	—	4	—
Loss (gain) on sale of businesses	6	—	3	(5)
Merger and acquisition expense, net	(5)	2	—	18
Asset impairment and lease modification	—	2	—	11
Gain on sale of assets	—	(7)	—	(13)
Other non-comparable items	7	6	16	3
Equity in affiliates’ earnings, net of tax	(6)	(10)	(23)	(23)
Unrealized and realized (gain) loss on equity and debt securities	(2)	60	—	129
Interest expense (income), net	4	(19)	17	3
Other postretirement expense	4	3	10	8
Earnings from continuing operations before income taxes and noncontrolling interest	$270	$238	$858	$762
____________________________

*
Effective July 1, 2024, the Company implemented a new business unit and management structure designed to further enhance the execution of the Company’s Charging Forward strategy. The Company now reports its results in the following four reportable segments: Turbos & Thermal Technologies, Drivetrain & Morse Systems, PowerDrive Systems (formerly ePropulsion) and Battery & Charging Systems. The reportable segment disclosures have been updated accordingly which included recasting prior period information for the new reporting structure.

BorgWarner Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in millions)

	September 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$2,000	$1,534
Receivables, net	3,215	3,109
Inventories, net	1,366	1,313
Prepayments and other current assets	275	261
Total current assets	6,856	6,217

Property, plant and equipment, net	3,814	3,783
Other non-current assets	4,467	4,453
Total assets	$15,137	$14,453

LIABILITIES AND EQUITY
Short-term debt	$398	$73
Accounts payable	2,176	2,546
Other current liabilities	1,144	1,148
Total current liabilities	3,718	3,767

Long-term debt	4,195	3,707
Other non-current liabilities	872	913
Total liabilities	8,785	8,387

Total BorgWarner Inc. stockholders’ equity	6,156	5,828
Noncontrolling interest	196	238
Total equity	6,352	6,066
Total liabilities and equity	$15,137	$14,453

BorgWarner Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in millions)
	Nine Months Ended September 30,
	2024	2023
OPERATING ACTIVITIES OF CONTINUING OPERATIONS
Net cash provided by operating activities from continuing operations	$700	$510
INVESTING ACTIVITIES OF CONTINUING OPERATIONS
Capital expenditures, including tooling outlays	(510)	(624)
Payments for businesses acquired, net of cash acquired	—	(31)
Proceeds from settlement of net investment hedges, net	46	25
(Payments for) proceeds from investments in equity and debt securities, net	(7)	63
Proceeds from the sale of business, net	8	—
Proceeds from asset disposals and other, net	3	29
Net cash used in investing activities from continuing operations	(460)	(538)
FINANCING ACTIVITIES OF CONTINUING OPERATIONS
Net increase in notes payable	—	3
Additions to debt	1,000	4
Payments for debt issuance costs	(9)	(3)
Repayments of debt, including current portion	(175)	(444)
Payments for purchase of treasury stock	(401)	—
Payments for stock-based compensation items	(23)	(25)
Payments for businesses acquired, net of cash acquired	(4)	—
Payments for contingent consideration	(1)	(23)
Purchase of noncontrolling interest	—	(15)
Net distribution from PHINIA	—	401
Dividends paid to BorgWarner stockholders	(74)	(105)
Dividends paid to noncontrolling stockholders	(63)	(71)
Net cash provided by (used in) financing activities from continuing operations	250	(278)
CASH FLOWS FROM DISCONTINUED OPERATIONS
Operating activities of discontinued operations	(27)	(66)
Investing activities of discontinued operations	—	(86)
Financing activities of discontinued operations	—	84
Net cash used in discontinued operations	(27)	(68)
Effect of exchange rate changes on cash	3	(15)
Net increase (decrease) in cash and cash equivalents	466	(389)
Cash and cash equivalents at beginning of year	1,534	1,338
Cash and cash equivalents at end of period	$2,000	$949
Less: Cash and cash equivalents of discontinued operations at end of period	$—	$—
Cash and cash equivalents of continuing operations at end of period	$2,000	$949

Supplemental Information (Unaudited)
(in millions)
	Nine Months Ended September 30,
	2024	2023
Depreciation and tooling amortization	$444	$376
Intangible asset amortization	$51	$51

Non-GAAP Financial Measures
This press release contains information about BorgWarner’s financial results that is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures below and in the Financial Results table above. The provision of these comparable GAAP financial measures for 2024 is not intended to indicate that BorgWarner is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes that these non-GAAP financial measures are useful to management, investors, and banking institutions in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, because not all companies use identical calculations, the non-GAAP financial measures as presented by BorgWarner may not be comparable to similarly titled measures reported by other companies.

Adjusted Operating Income and Adjusted Operating Margin
The Company defines adjusted operating income as operating income adjusted to exclude the impact of restructuring expense, merger, acquisition and divestiture expense, intangible asset amortization expense, other net expenses, discontinued operations, and other gains and losses not reflective of the Company’s ongoing operations. Adjusted operating margin is defined as adjusted operating income divided by net sales.

Adjusted Net Earnings
The Company defines adjusted net earnings as net earnings attributable to BorgWarner Inc. adjusted to eliminate the impact of restructuring expense, merger, acquisition and divestiture expense, other net expenses, discontinued operations, and other gains and losses not reflective of the Company’s ongoing operations, and related tax effects. The impact of intangible asset amortization expense will continue to be included in adjusted net earnings.

Adjusted Earnings per Diluted Share
The Company defines adjusted earnings per diluted share as earnings per diluted share adjusted to eliminate the impact of restructuring expense, merger, acquisition and divestiture expense, other net expenses, discontinued operations, other gains and losses not reflective of the Company’s ongoing operations, and related tax effects. The impact of intangible asset amortization expense continues to be included in adjusted earnings per share.

Free Cash Flow
The Company defines free cash flow as net cash provided by operating activities minus capital expenditures and is useful to both management and investors in evaluating the Company’s ability to service and repay its debt.

Organic Net Sales Change
The Company defines organic net sales changes as net sales change year-over-year excluding the estimated impact of foreign exchange (FX) and the acquisitions of the smart grid and smart energy businesses of Hubei Surpass Sun Electric and the Electric Hybrid Systems business segment of Eldor Corporation.

Outgrowth
The Company defines outgrowth as organic net sales change versus the year-over-year change in light and commercial vehicle production weighted for the Company’s geographic exposure, as estimated by the Company.

Adjusted Operating Income and Adjusted Operating Margin (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
Net sales	$3,449	$3,622	$10,647	$10,676

Operating income	$270	$272	$862	$879
Operating margin	7.8%	7.5%	8.1%	8.2%

Non-comparable items:
Restructuring expense	$21	$56	$65	$68
Intangible asset amortization expense	17	17	51	51
Accelerated depreciation	27	1	35	4
Commercial contract settlement	—	—	15	—
Adjustments associated with Spin-Off related balances	3	—	14	—
Collective bargaining agreement ratification bonus	4	—	4	—
Loss (gain) on sale of businesses	6	—	3	(5)
Merger and acquisition expense, net	(5)	2	—	18
Asset impairment and lease modification	—	2	—	11
Gain on sale of assets	—	(7)	—	(13)
Corporate synergy from Spin-Off	—	—	—	10
Other non-comparable items	7	6	16	3
Adjusted operating income	$350	$349	$1,065	$1,026
Adjusted operating margin	10.1%	9.6%	10.0%	9.6%

Free Cash Flow Reconciliation (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
Net cash provided by operating activities from continuing operations	$356	$221	$700	$510
Capital expenditures, including tooling outlays	(155)	(185)	(510)	(624)
Free cash flow	$201	$36	$190	$(114)

Third Quarter 2024 Organic Net Sales Change (Unaudited)
(in millions)	Q3 2023 Net Sales	FX	Acquisition Impact	Organic Net Sales Change	Q3 2024 Net Sales	Organic Net Sales Change %
Turbos & Thermal Technologies	$1,474	$(1)	$—	$(87)	$1,386	(5.9)%
Drivetrain & Morse Systems	1,449	2	—	(86)	1,365	(5.9)%
PowerDrive Systems	571	2	9	(70)	512	(12.3)%
Battery & Charging Systems	146	1	—	50	197	34.2%
Inter-segment eliminations	(18)	—	—	7	(11)	(38.9)%
Net sales	$3,622	$4	$9	$(186)	$3,449	(5.1)%

Year to Date 2024 Organic Net Sales Change (Unaudited)
(in millions)	Q3 2023 YTD Net Sales	FX	Acquisition Impact	Organic Net Sales Change	Q3 2024 YTD Net Sales	Organic Net Sales Change %
Turbos & Thermal Technologies	$4,570	$(21)	$—	$(74)	$4,475	(1.6)%
Drivetrain & Morse Systems	4,146	(52)	—	132	4,226	3.2%
PowerDrive Systems	1,624	(17)	21	(216)	1,412	(13.3)%
Battery & Charging Systems	395	—	5	167	567	42.3%
Inter-segment eliminations	(59)	—	—	26	(33)	(44.1)%
Total	$10,676	$(90)	$26	$35	$10,647	0.3%

Adjusted Operating Income and Adjusted Operating Margin Guidance Reconciliation (Unaudited)
	Full-Year 2024 Guidance
(in millions)	Low	High
Net sales	$14,000	$14,200

Operating income	1,128	1,158
Operating margin	8.1%	8.2%

Non-comparable items:
Restructuring expense	$90	$100
Intangible asset amortization expense	70	70
Accelerated depreciation	35	35
Commercial contract settlement	15	15
Adjustments associated with Spin-Off related balances	14	14
Collective bargaining agreement ratification bonus	4	4
Loss on sale of businesses	3	3
Other non-comparable items	16	16
Adjusted operating income	$1,375	$1,415
Adjusted operating margin	9.8%	10.0%

Adjusted Earnings Per Diluted Share Guidance Reconciliation (Unaudited)
	Full-Year 2024 Guidance
	Low	High
Earnings per Diluted Share from Continuing Operations	$4.17	$4.28

Non-comparable items:
Restructuring expense	0.29	0.33
Accelerated depreciation	0.13	0.13
Commercial contract settlement	0.06	0.06
Adjustments associated with Spin-Off related balances	0.06	0.06
Loss on sale of businesses	0.02	0.02
Collective bargaining agreement ratification bonus	0.01	0.01
Gain on debt extinguishment	(0.01)	(0.01)
Tax adjustments	(0.65)	(0.65)
Other non-comparable items	0.07	0.07
Adjusted Earnings per Diluted Share from Continuing Operations	$4.15	$4.30

Free Cash Flow Guidance Reconciliation (Unaudited)
	Full-Year 2024 Guidance
(in millions)	Low	High
Net cash provided by operating activities	$1,325	$1,375
Capital expenditures, including tooling outlays	(850)	(800)
Free cash flow	$475	$575

Full Year 2024 Estimated Organic Net Sales Change Guidance and Outgrowth Reconciliation From Continuing Operations (Unaudited)

(in millions)	FY 2023 Net Sales	FX	FY 2024 Acquisition Impact	Organic Net Sales Change	FY 2024 Net Sales	Organic Net Sales Change %	LV/CV Weighted Market	Outgrowth
Low	$14,198	$(20)	$30	$(208)	$14,000	(1.5)%	(3.5)%	2.0%
High	$14,198	$(20)	$30	$(8)	$14,200	(0.1)%	(3.0)%	2.9%

Full Year 2024 Estimated Year-Over-Year Change in Production (Unaudited)

	North America	Europe	China	Total
Light vehicle	(1.5)% to (0.5)%	(5.5)% to (5)%	1% to 1.5%	(2.5)% to (2)%
Commercial vehicle	~(4.5)%	~(15)%	~2%	~(2.5)%
BorgWarner-Weighted	(2)% to (1)%	(7)% to (6.5)%	1 to 1.5%	(3.5)% to (3)%

Recast Reportable Segment Information

Effective July 1, 2024, the Company implemented a new business unit and management structure designed to further enhance the execution of the Company’s Charging Forward strategy. The Company now reports its results in the following four reportable segments: Turbos & Thermal Technologies, Drivetrain & Morse Systems, PowerDrive Systems (formerly ePropulsion) and Battery & Charging Systems. The reportable segment disclosures have been updated accordingly which included recasting prior period information for the new reporting structure. For informational purposes only, in the following tables, the Company has recast the quarterly segment information for fiscal 2024 and 2023 to align with this presentation.

BorgWarner Reportable Segment Information (Unaudited)
	2024
(in millions)	Three Months Ended March 31, 2024	Three Months Ended June 30, 2024
Revenue
Turbos & Thermal Technologies	$1,574	$1,515
Drivetrain & Morse Systems	1,419	1,442
PowerDrive Systems	436	464
Battery & Charging Systems	177	193
Inter-segment eliminations	(11)	(11)
Net Sales	$3,595	$3,603

Cost of sales	2,951	2,918
Gross Profit	644	685
Gross Margin	17.9%	19.0%

Selling, general and administrative expenses	329	341
Restructuring expense	19	25
Other operating expense, net	1	22
Operating income	295	297

Non-comparable items	44	79

Adjusted Operating Income (Loss)
Turbos & Thermal Technologies	$228	$224
Drivetrain & Morse Systems	253	266
PowerDrive Systems	(62)	(49)
Battery & Charging Systems	(15)	(10)
Corporate & Non-Operating	(65)	(55)
Adjusted Operating Income	$339	$376

BorgWarner Reportable Segment Information (Unaudited)
	2023
(in millions)	Three Months Ended March 31, 2023	Three Months Ended June 30, 2023	Three Months Ended September 30, 2023	Three Months Ended December 31, 2023	Year Ended December 31, 2023
Revenue
Turbos & Thermal Technologies	$1,541	$1,555	$1,474	$1,442	$6,012
Drivetrain & Morse Systems	1,266	1,431	1,449	1,403	5,549
PowerDrive Systems	487	566	571	542	2,166
Battery & Charging Systems	110	139	146	151	546
Inter-segment eliminations	(21)	(20)	(18)	(16)	(75)
Net Sales	$3,383	$3,671	$3,622	$3,522	$14,198

Cost of sales	2,806	2,991	2,970	2,863	11,630
Gross Profit	577	680	652	659	2,568
Gross Margin	17.1%	18.5%	18.0%	18.7%	18.1%

Selling, general and administrative expenses	299	334	330	353	1,316
Restructuring expense	3	9	56	11	79
Other operating expense (income), net	1	4	(6)	14	13
Operating income	274	333	272	281	1,160

Non-comparable items	31	39	77	51	198

Adjusted Operating Income (Loss)
Turbos & Thermal Technologies	$218	$228	$214	$214	$874
Drivetrain & Morse Systems	201	246	253	258	958
PowerDrive Systems	(35)	(19)	(20)	(16)	(90)
Battery & Charging Systems	(23)	(27)	(26)	(40)	(116)
Corporate & Non-Operating	(56)	(56)	(72)	(84)	(268)
Adjusted Operating Income	$305	$372	$349	$332	$1,358